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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Telik, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


             Delaware                                        93-0987903
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


750 Gateway Boulevard, South San Francisco, California            94080
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(Address of principal executive office)                        (Zip code)

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
If this form relates to the registration of a class of            If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and      securities pursuant to Section 12(g) of the Exchange Act
is effective pursuant to General Instruction A.(c), check the     and is effective pursuant to General Instruction A.(d),
following box  [_]                                                check the following box:  [X]

                                                                  Securities Act registration statement number to which this
                                                                  form relates:                   333-33868
                                                                               ---------------------------------------------
                                                                                               (if applicable)
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Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 49 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended (No. 333-33868), initially filed with the Securities and Exchange Commission on April 3, 2000 and is incorporated herein by reference.

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Item 2.  Exhibits.

Exhibit
Number                       Description
  3.1                        Certificate of Incorporation of the Registrant as currently in effect./1/

  3.2                        Form of Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering./1/

  3.3                        Bylaws of the Registrant./1/

  4.1                        Specimen Common Stock Certificate./1/

  4.2                        Amended and Restated Registration Rights Agreement, dated March 31, 2000, between Registrant and holders of Registrant's Series B, Series E, Series F, Series G, Series H, Series I, Series J and
                             Series K preferred stock./1/
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/1/ Filed as an exhibit to the Registration Statement and incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 4, 2000             Telik, Inc.

                                 By:     /s/ Michael M. Wick, M.D., Ph.D.
                                         --------------------------------
                                    Michael M. Wick, M.D., Ph.D.
                                    President, Chief Executive Officer and
                                    Chairman